Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT

The following are the subsidiaries of Grupo Aval Acciones y Valores S.A.

Name	Jurisdiction of Incorporation
Grupo Aval Acciones Y Valores S.A.	Colombia
Grupo Aval Limited	Islas Caimán
Aval Banca De Inversion S.A.S	Colombia
Aval Casa De Bolsa S.A. Sociedad Comisionista De Bolsa	Colombia
Aval Fiduciaria S.A.	Colombia
Aval Soluciones Digitales S.A. - Cuentas En Participacion	Colombia
Aval Valor Compartido S.A.S.	Colombia
Banco De Bogota S.A.	Colombia
Banco De Occidente S.A.	Colombia
Banco Popular S.A.	Colombia
Banco Av Villas S.A.	Colombia
Gou Payments – Negocio Conjunto	Colombia
Gou Payments S.A. Easpbv	Colombia
Sociedad Administradora De Fondos De Pensiones, Cesantias Y Del Componente Complementario De Ahorro Individual Porvenir S.A.	Colombia
Aportes En Linea S.A.	Colombia
Almacenes Generales De Deposito Almaviva S.A.	Colombia
Almaviva Global Cargo S.A.S	Colombia
Almaviva Zona Franca S.A.S.	Colombia
Aval Soluciones Digitales S.A.	Colombia
Banco De Bogota S.A. Panama	Panamá
Corporacion Financiera Centroamericana S.A.- Ficentro	Panamá
Fiduciaria Bogota S.A. - Fidubogota	Colombia
Multi Financial Holding Inc	Panamá
Mb Creditos, S.A.	Costa Rica
Megalinea S.A.	Colombia
Multi Financial Group Inc.	Panamá
Multi Securities Inc.	Panamá
Multi Trust, Inc.	Panamá
Multibank Inc.	Panamá
Multibank Seguros, S.A.	Panamá
Promotora Prosperidad, S.A.	Panamá
Banco De Occidente S.A. Panama	Panamá
Fiduciaria De Occidente S.A.	Colombia
Occidental Bank Barbados	Barbados

Ventas Y Servicios S.A.	Colombia
Alpopular Almacen General De Depositos S.A. Alpopular S.A.	Colombia
Fiduciaria Popular S.A. - Fiduciar S.A.	Colombia
Patrimonio Autonomo Administracion De Cartera	Colombia
Corporacion Financiera Colombiana S.A. - Corficolombiana	Colombia
Agro Casuna S.A.S	Colombia
Agro Santa Helena S.A.S.	Colombia
Cfc Energy Holding S.A.S.	Colombia
Cfc Gas Holding S.A.S.	Colombia
Cfc Private Equity Holdings S.A.S.	Colombia
Cfc-Sk Covipaci Colombia S.A.S	Colombia
Colombiana De Licitaciones Y Concesiones S.A.S.	Colombia
Compañia Energetica De Occidente S.A.S. E.S.P.	Colombia
Compañia Hotelera Cartagena De Indias S.A.	Colombia
Concesionaria Nueva Via Al Mar S.A..	Colombia
Concesionaria Panamericana S.A.S.	Colombia
Concesionaria Vial Andina S.A.S. - Coviandina	Colombia
Concesionaria Vial De Los Andes - Coviandes S.A.	Colombia
Concesionaria Vial Del Oriente S.A.S.	Colombia
Concesionaria Vial Del Pacifico S.A.S.	Colombia
Concesiones Ccfc S.A.	Colombia
Constructora De Infraestructura Vial S.A.S. - Coinvial	Colombia
Corfiinvest S.A.S	Colombia
Esencial Hoteles S.A.	Colombia
Estudios Proyectos E Inversiones De Los Andes S.A. Epiandes	Colombia
Estudios Y Proyectos Del Sol - Episol S.A.S.	Colombia
Gases De Norte Del Peru	Perú
Gases De Occidente S.A. E.S.P.	Colombia
Gases Del Pacifico S.A.C.	Perú
Generadora Paita Industrial S.A.C	Perú
Gestora En Infraestructura Y Desarrollo S.A.S.	Colombia
Hevea De Los Llanos S.A.S.	Colombia
Hevea Inversiones S.A.S.	Colombia
Hoteles Estelar Del Perú S.A.C.	Perú
Hoteles Estelar S.A.	Colombia
Investmex S.A.C	Perú
Mavalle S.A.	Colombia
Organizacion Pajonales S.A.	Colombia
Orion Contact Center S.A.S.	Colombia

Plantaciones Santa Rita S.A.S.	Colombia
Plantaciones Unipalma De Los Llanos S.A.	Colombia
Promigas Ecuador S.A.	Ecuador
Promigas Holdings Llc	U.S.A.
Promigas Perú S.A.	Perú
Promigas S.A. E.S.P.	Colombia
Promigas Usa Inc	U.S.A.
Promisol S.A.S.	Colombia
Promisol Peru S.A.C	Perú
Promotora De Gas Del Oriente S.A. E.S.P. “Promioriente”	Colombia
Promotora Y Comercializadora Turistica Santamar S.A.	Colombia
Proyectos De Infraestructura - Pisa S.A.S	Colombia
Proyectos De Ingenieria Y Desarrollos S.A.S. - Proindesa S.A.S.	Colombia
Proyectos De Inversion Vial Andino S.A.S. En Liquidacion	Colombia
Proyectos De Inversion Vial Del Oriente S.A.S. - Proinvioriente S.A.S.	Colombia
Proyectos De Inversion Vial Del Pacifico S.A.S. - Proinvipacifico	Colombia
Proyectos Y Desarrollos De Pagos Electronicos Vehiculares S.A.S	Colombia
Proyectos Y Desarrollos Viales Al Llano S.A.S	Colombia
Proyectos Y Desarrollos Viales Del Mar S.A.S. Prodevimar S.A.S.	Colombia
Proyectos Y Desarrollos Viales Andinos S.A.S. Prodeandino S.A.S.	Colombia
Proyectos Y Desarrollos Viales Del Pacifico S.A.S. Prodepacifico S.A.S.	Colombia
Proyectos Y Desarrollos Viales Urbanos - Prodeviurbano S.A.S	Colombia
Sociedad Portuaria Del Cayao S.A. E.S.P.	Colombia
Surtidora De Gas Del Caribe S.A. E.S.P.	Colombia
Tejidos Sinteticos De Colombia - Tesicol S.A.	Colombia
Transoccidente S.A. E.S.P.	Colombia
Transportadora De Metano Esp S.A. - Transmetano	Colombia
Transporte De Gas Colombiano S.A.S. E.S.P.	Colombia
Tsr20 Inversiones S.A.S.	Colombia
Valora S.A.	Colombia